As filed with the Securities and Exchange Commission on June 25, 2013

Registration No. 333-64193

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCHOOL SPECIALTY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	39-0971239
(State of Incorporation)	(I.R.S. Employer Identification No.)

W6316 Design Drive
Greenville, Wisconsin	54942
(Address of Principal Executive Offices)	(Zip Code)

____________________________________

SCHOOL SPECIALTY, INC. AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

SCHOOL SPECIALTY, INC. 401(k) PLAN

(Full Title of the Plans)

____________________________________

Michael P. Lavelle

Chief Executive Officer

School Specialty, Inc.

W6316 Design Drive

Greenville, Wisconsin 54942

(Name, address and telephone number, including area code, of agent for service)

With copies to:

C.J. Wauters

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

(414) 273-3500

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 2 on Form S-8 to Registration Statement No. 333-64193 shall become effective automatically upon the date of filing in accordance with Rules 456 and 464 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On  September 24, 1998, School Specialty, Inc. (the “Registrant”), filed a registration statement on Form S-8 (Registration Statement No. 333-64193) (the “Registration Statement”) with the Securities and Exchange Commission, which registered 3,415,000 shares of the Registrant’s common stock (with 2,915,000 shares issuable under the School Specialty 1998 Stock Incentive Plan; 500,000 shares issuable under the School Specialty, Inc. 401(k) Plan; and interests to be issued pursuant to the 401(k) Plan).   On September 5, 2000, the Registrant filed a post-effective amendment to the Registration Statement to adopt the Registration Statement following a reincorporation merger.

As previously disclosed, on January 28, 2013, the Registrant and certain of its subsidiaries (collectively with the Registrant, the “Debtors”) filed voluntary petitions (Case No. 13-10125) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code.

On May 23, 2013, the Bankruptcy Court approved the Debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”) pursuant to the Confirmation Order dated May 23, 2013, as corrected June 3, 2013. On June 11, 2013, the Plan became effective.

As contemplated by the Plan, all existing securities and agreements evidencing an equity interest of the Debtors were cancelled as of the effective date of the Plan. Therefore, this Amendment is being filed to deregister, as of the date hereof, all securities and plan interests registered but not sold under the Registration Statement and all amendments thereto.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of Wisconsin, on June 25, 2013.

SCHOOL SPECIALTY, INC.

By:  /s/ Michael P. Lavelle

Michael P. Lavelle

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: June 25, 2013	By: /s/ Michael P. Lavelle Michael P. Lavelle President, Chief Executive Officer and a Director (Principal Executive Officer)

Date: June 25, 2013	By: /s/ David N. Vander Ploeg David N. Vander Ploeg Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, State of Wisconsin, on June 25, 2013.

Date: June 25, 2013	By: /s/ David N. Vander Ploeg David N. Vander Ploeg, School Specialty, Inc. Chief Financial Officer and Administrative Committee member